EXHIBIT 21.1


SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                   JURISDICTION OF INCORPORATION
-------------------------------------------- ------------------------------
Hosokawa Bepex Corporation                   Delaware, USA
Hosokawa Americas Inc.                       Delaware, USA
Procequipo, S.A. de C.V.                     Mexico
Hosokawa Micron Ltd. (Canada)                Canada
Hosokawa Micron do Brasil Ltda               Brazil
Hosokawa Micron Chile Ltda                   Chile
Hosokawa Micron International B.V.           Netherlands
Hosokawa Micron B.V.                         Netherlands
Hosokawa Schugi B.V.                         Netherlands
Menardi-Criswell B.V.                        Netherlands
Hosokawa Alpine Aktiengesellschaft (HAAG)    Germany
Hosokawa MikroPul GmbH                       Germany
Hosokawa Bepex GmbH                          Germany
HMI Unternehmens-Holding GmbH                Germany
Hosokawa Rietz Ltd.                          United Kingdom
Hosokawa France S.A.                         France
Hosokawa Kreuter GmbH                        Germany
Hosokawa Ter Braak B.V.                      Netherlands
Hosokawa Stott Ltd.                          United Kingdom
Recomix B.V.                                 Netherlands
Hosokawa Micron S.A.                         France
Hosokawa Micron Ltd. (UK)                    United Kingdom
Menardi-Criswell Ltd.                        United Kingdom
Hosokawa Micron Espana S.A.                  Spain
Hosokawa Micron Pty., Ltd. (South Africa)    South Africa
Hosokawa Alpine (Japan) (a branch of HAAG)   Germany
Hosokawa Micron Australia Pty., Ltd.         Australia
Hosokawa Micron Pvt. Ltd. (India)            India
Hosokawa Management Ltd.                     Switzerland
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